Exhibit 5.12

[LETTERHEAD OF HUSCH BLACKWELL LLP]

May 20, 2016

MCCALLUM PROPERTIES, LLC

MCCALLUM GROUP, LLC

WEBSTER WELLNESS PROFESSIONALS, LLC

AUSTIN EATING DISORDERS PARTNERS, LLC

6100 Tower Circle, Suite 1000

Franklin, Tennessee 37067

Re:	Sale of $390,000,000 aggregate principal amount of 6.500% Senior Notes due 2024 (each a “Note” and, collectively, the “Notes”) to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Jefferies LLC and the other purchasers pursuant to the Purchase Agreement (as defined below) by Acadia Healthcare Company, Inc. (the “Company”)

We have acted as special counsel in the State of Missouri (the “State”) to MCCALLUM PROPERTIES, LLC, a Missouri limited liability company (the “McCallum Properties”), MCCALLUM GROUP, LLC, a Missouri limited liability company (“McCallum Group”), WEBSTER WELLNESS PROFESSIONALS, LLC, a Missouri limited liability company (“Webster”), and AUSTIN EATING DISORDERS PARTNERS, LLC, a Missouri limited liability company (“Austin,”) (each of McCallum Properties, McCallum Group, Webster, and Austin, a “Client,” and collectively, the “Clients”), in connection with the proposed guarantee from each of the Clients, along with the other guarantors under the Indenture (as hereinafter defined), of $390,000,000 in aggregate principal amount of 6.500% Senior Notes due 2024 (the “Exchange Notes”) to be issued by Acadia Healthcare Company, Inc., a Delaware corporation (the “Company”), in connection with an exchange offer to be made pursuant to a Registration Statement on Form S-4 (such Registration Statement, as supplemented or amended, is hereinafter referred to as the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “Commission”) on or about May 20, 2016, under the Securities Act of 1933, as amended (the “Securities Act”). The obligations of the Company under the Exchange Notes will be guaranteed by the Clients pursuant to Article 10 of the Indenture (as defined below) (such guarantee provisions defined herein as the “Guarantees”), along with other guarantors. The Exchange Notes and the Guarantees are to be issued pursuant to an Indenture, dated as of February 16, 2016 (the “Indenture”), among the Company, the guarantors named therein and U.S. Bank National Association, as trustee.

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MCCALLUM PROPERTIES, LLC

MCCALLUM GROUP, LLC

WEBSTER WELLNESS PROFESSIONALS, LLC

AUSTIN EATING DISORDERS PARTNERS, LLC

A.	Documents Reviewed.

For purposes of rendering our opinion set forth herein, we have reviewed a copy of the following documents:

1.	That certain Indenture (including the Guarantees);

2.	That certain Registration Rights Agreement dated February 16, 2016 among the Company, the Clients, the other guarantors party thereto, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Jeffries LLC;

3.	The Registration Statement;

4.	The form of the Exchange Notes;

5.	That certain Secretary’s Certificate executed by the Secretary of each Client, dated as of May 20, 2016, 2016;

We have also reviewed examined:

6.	Those certain Articles of Organization with respect to McCallum Properties dated June 17, 2003 (the “MP Articles”);

7.	That certain Amended and Restated Operating Agreement of McCallum Properties dated September 3, 2014 (the “MP Operating Agreement”);

8.	That certain Action by Written Consent of the Member of McCallum Properties dated February 4, 2016 (the “MP Resolutions,” and together with the MP Articles and the MP Operating Agreement, collectively, the “MP Organizational Documents”);

9.	Those certain Articles of Organization with respect to McCallum Group dated September 3, 2014 (the “MG Articles”);

10.	That certain Operating Agreement of McCallum Group dated September 3, 2014 (the “MG Operating Agreement”);

11.	That certain Action by Written Consent of the Member of McCallum Group dated February 4, 2016 (the “MG Resolutions,” and together with the MG Articles and the MG Operating Agreement, collectively, the “MG Organizational Documents”);

MCCALLUM PROPERTIES, LLC

MCCALLUM GROUP, LLC

WEBSTER WELLNESS PROFESSIONALS, LLC

AUSTIN EATING DISORDERS PARTNERS, LLC

12.	Those certain Articles of Organization with respect to Webster dated September 3, 2014 (the “Webster Articles”);

13.	That certain Operating Agreement of Webster dated September 3, 2014 (the “Webster Operating Agreement”);

14.	That certain Action by Written Consent of the Member of Webster dated February 4, 2016 (the “Webster Resolutions,” and together with the Webster Articles and the Webster Operating Agreement, collectively, the “Webster Organizational Documents”);

15.	Those certain Articles of Organization with respect to Austin dated July 25, 2007, as amended by that Amendment of Articles of Organization, dated February 11, 2015 (the “Austin Articles”);

16.	That certain Operating Agreement of Austin dated September 3, 2014 (the “Austin Operating Agreement”);

17.	That certain Action by Written Consent of the Member of Austin dated February 4, 2016 (the “Austin Resolutions,” and together with the Austin Articles and the Austin Operating Agreement, collectively, the “Austin Organizational Documents”)(the MP Organizational Documents, the MG Organizational Documents, the Webster Organizational Documents, and the Austin Organizational Documents, collectively, the “Organizational Documents”);

18.	That certain Certificate of Good Standing issued by the Office of the Missouri Secretary of State (the “SOS”) with respect to McCallum Properties dated April 27, 2016 (the “MP Good Standing”);

19.	That certain Certificate of Good Standing issued by the SOS with respect to McCallum Group dated April 27, 2016 (the “MG Good Standing”);

20.	That certain Certificate of Good Standing issued by the SOS with respect to Webster dated April 27, 2016 (the “Webster Good Standing”); and

21.	That certain Certificate of Good Standing issued by the SOS with respect to Austin dated April 27, 2016 (the “Austin Good Standing”).

MCCALLUM PROPERTIES, LLC

MCCALLUM GROUP, LLC

WEBSTER WELLNESS PROFESSIONALS, LLC

AUSTIN EATING DISORDERS PARTNERS, LLC

The Documents listed in 1 through 4 above are referred to collectively as the “Note Documents.” The Documents listed in 1 through 21 above are referred to collectively as the “Transaction Documents.”

In rendering the following opinions, as to factual matters that affect our opinions, we have, with your approval, relied on (and assumed the accuracy of) certificates, statements and other representations of officers and members of the Clients and others, including certificates of public officials (the “Public Documents”). We have assumed without investigation that there has been no relevant change or development between the dates as of which the information cited above was given and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading. We have not reviewed other records, documents, certificates or instruments, or conducted any other investigations (beyond our review of the Transaction Documents) for purposes of rendering the opinions expressed below.

B.	Assumptions.

For purposes of rendering our opinions set forth herein, we have assumed, without having made any independent investigation that:

1. Each natural person executing any of the Transaction Documents is legally competent.

2. All signatures on the Transaction Documents are genuine. The Transaction Documents that have been submitted to us as photostatic copies conforms to the originals, and the originals of the Transaction Documents are authentic.

3. Any certification dated prior to the date hereof remains true as of the date hereof.

4. Each Public Document is accurate, complete and authentic and all official public records are accurate and complete.

5. [RESERVED].

6. The constitutionality or validity of a relevant statute, rule, regulation or agency action is not in issue unless a reported decision in the State has specifically addressed but not resolved, or has established, its unconstitutionality or invalidity.

7. The Registration Statement will be effective at the time the Exchange Notes are offered as contemplated by the Registration Statement.

MCCALLUM PROPERTIES, LLC

MCCALLUM GROUP, LLC

WEBSTER WELLNESS PROFESSIONALS, LLC

AUSTIN EATING DISORDERS PARTNERS, LLC

8. Any applicable prospectus supplement will have been prepared and filed with the Commission describing the Exchange Notes offered thereby to the extent necessary.

9. The Outstanding Notes (as defined in the Registration Statement) have been exchanged in the manner described in the prospectus forming a part of the Registration Statement.

10. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

11. The Company and the Clients will have obtained those certain legally required consents, approvals, authorizations and other orders of the Commission and any other federal regulatory agencies necessary for the Exchange Notes to be exchanged, offered and sold, in each case, as described and in the manner stated in the Registration Statement and any applicable prospectus supplement.

We have not made any independent investigation or inquiry concerning the business or financial condition of the Clients or concerning the operation, management, use or other dealings with the property of the Clients.

C.	Opinions.

Based upon our examination of the Transaction Documents, and subject to the qualifications and assumptions herein set forth, we are of the opinion that:

1. Based solely on our review of the MP Good Standing, McCallum Properties is a limited liability company validly existing and in good standing under the laws of the State. Based solely on our review of the MG Good Standing, McCallum Group is a limited liability company validly existing and in good standing under the laws of the State. Based solely on our review of the Webster Good Standing, Webster is a limited liability company validly existing and in good standing under the laws of the State. Based solely on our review of the Austin Good Standing, Austin is a limited liability company validly existing and in good standing under the laws of the State.

2. Each Client has all necessary limited liability company power and authority to execute, deliver and perform the Note Documents to which it is a party, including the Guarantees.

3. Each Note Document has been duly authorized, executed and delivered by each Client party thereto, and the Guarantees have been duly authorized by each Client.

MCCALLUM PROPERTIES, LLC

MCCALLUM GROUP, LLC

WEBSTER WELLNESS PROFESSIONALS, LLC

AUSTIN EATING DISORDERS PARTNERS, LLC

4. The execution, delivery and performance by McCallum Properties of the Note Documents, including the Guarantees, are not in contravention of or in conflict with any term or provision of the MP Organizational Documents. The execution, delivery and performance by McCallum Group of the Note Documents, including the Guarantees, are not in contravention of or in conflict with any term or provision of the MG Organizational Documents. The execution, delivery and performance by Webster of the Note Documents, including the Guarantees, are not in contravention of or in conflict with any term or provision of the Webster Organizational Documents. The execution, delivery and performance by Austin of the Note Documents, including the Guarantees, are not in contravention of or in conflict with any term or provision of the Austin Organizational Documents.

5. The execution, delivery and performance by each Client of the Note Documents, including the Guarantees, do not contravene, conflict with, or violate any provisions of applicable law or regulation under the laws of the State.

6. The execution and delivery by each Client of the Note Documents, including the Guarantees, do not to the best of our knowledge require the consent of, approval of, or the filing with any State governmental body or regulatory authority.

D. Qualifications.

The opinions expressed herein are expressly made subject to and are qualified by the following qualifications and limitations:

1. We render no opinion with respect to the enforceability of the Note Documents against the Client or any other party thereto.

2. We express no opinion with respect to any income, franchise, sales, withholding, real or personal property, business license or other tax (including, without limitation, any ad valorem tax on real property) under State law (including, without limitation, the State Constitution) which may result from the transactions contemplated by the Note Documents, or (b) transfer taxes in connection with any future transfer of all or any portion of any collateral or interest therein.

3. We have made no examination of title to any personal or real property purported to be encumbered by the Note Documents, and we express no opinion with respect thereto.

4. We express no opinion with respect to any document, other than the Note Documents (including the Guarantees), entered into between the Client and any party.

MCCALLUM PROPERTIES, LLC

MCCALLUM GROUP, LLC

WEBSTER WELLNESS PROFESSIONALS, LLC

AUSTIN EATING DISORDERS PARTNERS, LLC

5. With respect to our opinion that each Note Document has been duly executed and delivered by each Client which is a party thereto, we note that we were not present at the execution and delivery of the original documents and that we have based our opinion on examination of copies of the Indenture and certificates, statements or other representations of officers of such Client. As to matters of fact, we have assumed all representations of the Clients and the other parties with regard to factual matters in the Transaction Documents are true. When an opinion is stated to be “to the best of our knowledge” or the statement is made that “to our knowledge”, or other words of similar import appear, the language means only that we have no actual knowledge to the contrary and does not indicate or imply any investigation or inquiry, of the Client or others, on our part. For this purpose “our” means only those attorneys within our firm who have done substantive work on this matter, after consultation with other attorneys at our firm who regularly advise the Clients.

6. This opinion is limited to the matters specifically stated in this letter, and no further opinion is to be implied or may be inferred beyond the opinions specifically stated herein. Unless otherwise stated herein, we have made no independent investigation regarding factual matters. This opinion is based solely on the state of the law as of the date of this opinion and the factual matters in existence as of such date, and we specifically disclaim any obligation to monitor or update any of the matters stated in this opinion or to advise the persons entitled to rely on this opinion of any change in law or fact after the date of this opinion which might affect any of the opinions stated herein.

7. We hereby consent to the filing of this opinion with the Commission as Exhibit 5.12 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

8. We are qualified to practice law in the State and we do not purport to be experts on, or to express any opinion herein concerning, any matter governed by the laws of any jurisdiction other than the laws of the State.

Very truly yours,

/s/ Husch Blackwell LLP